SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2010

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2010, Cortex Pharmaceuticals, Inc. (“Cortex”) entered into an Amendment (the “Amendment”) to Exclusive License Agreement between Cortex and the Regents of the University of California (the “License Agreement”) in order to, among other things, (i) remove the CX717 patent family from the coverage of the License Agreement as a result of Cortex’s transfer of such rights to Biovail Laboratories International SRL in connection with the previously reported asset sale transaction in March 2010, and (ii) add a patent application to the coverage of the License Agreement relating to the combinations of AMPAKINE® compounds and cholinesterase inhibitors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.120 and is incorporated herein by reference. The Amendment is not intended as a document for investors and the public to obtain factual information about the current state of affairs of Cortex. Rather, investors and the public should look to other disclosures contained in Cortex’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits.

Exhibit Number	Description

10.120	Amendment to License Agreement 1993-04-0412 between Cortex Pharmaceuticals, Inc. and the Regents of The University of California, dated as of August 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: August 27, 2010	/S/ MARIA S. MESSINGER
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.120	Amendment to License Agreement 1993-04-0412 between Cortex Pharmaceuticals, Inc. and the Regents of The University of California, dated as of August 24, 2010.